UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2013
____________________

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)
____________________

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4353 Park Terrace Drive. Westlake Village, California 91361
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (818) 706 -3111

Not Applicable
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2013, the board of directors of Global Eagle Entertainment Inc. (the “Company”) appointed Michael Zemetra, age 42, to serve as the Company’s Corporate Controller and Chief Accounting Officer. Mr. Zemetra will also serve as the Company’s principal accounting officer. Prior to Mr. Zemetra’s appointment, David Davis served as the Company’s principal accounting officer. Mr. Davis will continue to serve as the Company’s Chief Financial Officer and Treasurer and Mr. Zemetra will report to Mr. Davis.

Mr. Zemetra holds a Masters degree in accounting and a Bachelor of Arts degree in Business and Economics. From May 2008 through March 2009, Mr. Zemetra served as Vice President and Controller at Demand Media, Inc. (“Demand”), a publicly-traded diversified Internet media and domain services company located in Santa Monica, California. In March 2009, Mr. Zemetra was promoted to Senior Vice President and Controller at Demand, and served in this role until April 2012, when he was promoted to Senior Vice President and Chief Accounting Officer. Mr. Zemetra served as Demand’s Senior Vice President and Chief Accounting Officer until June 14, 2013. During his time at Demand, Mr. Zemetra’s responsibilities included accounting, financial reporting and preparation of financial statements. Demand is not a parent, subsidiary, or other affiliate of the Company.

Letter Agreement

The Company and Mr. Zemetra have entered into a letter agreement, dated June 26, 2013 (the “Letter Agreement”). The Letter Agreement provides that Mr. Zemetra will receive a base salary of $250,000 per year. Mr. Zemetra will receive a signing bonus of $60,000 and will be eligible for an annual performance bonus targeted at 40% of his annual base salary and not exceeding 75% of his annual base salary, subject to achieving certain performance milestones. Mr. Zemetra will also be entitled to receive standard employee benefits made available by the Company to its employees.

In connection with his employment, Mr. Zemetra was granted stock options to purchase an aggregate of 275,000 shares of the Company’s common stock (the “Options”). The Options have a three-year vesting period and a term of five years, with 25% of the Options vesting on June 17, 2013, the one-year anniversary of Mr. Zemetra’s employment start date, and the remainder of the Options vesting on a pro rata basis monthly thereafter. The Options have an exercise price of $9.87 per share of common stock, the fair market value of the Company’s common stock on the date of grant.

Mr. Zemetra’s term of employment will continue until he resigns from the Company or his employment with the Company is terminated. In the event that (i) the Company terminates Mr. Zemetra’s employment without “cause” (as defined in the Letter Agreement); (ii) within twenty-one (21) days of his termination, Mr. Zemetra executes a general release in favor of the Company, its subsidiaries and their affiliates; (iii) such release becomes effective and is not revoked; and (iv) Mr. Zemetra has otherwise complied with the terms of the Letter Agreement, Mr. Zemetra will be entitled to receive his base salary and medical benefits for six months after the date of termination.

Mr. Zemetra has also agreed to certain restrictions regarding the Company’s proprietary information, in addition to non-competition and non-solicitation obligations.

There was no arrangement or understanding pursuant to which Mr. Zemetra was selected as an officer of the Company. There are no family relationships between Mr. Zemetra and any director or executive officer of the Company, or any person chosen by the Company to become a director or executive officer. There are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Mr. Zemetra was a participant.

Item 7.01. Regulation FD.

On July 2, 2013, the Company issued a press release (the “Press Release”) announcing the Company’s entry into a content and connectivity partnership with its customer, Southwest Airlines. Furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K is a copy of the Press Release.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of Global Eagle Entertainment Inc. dated July 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2013	GLOBAL EAGLE ENTERTAINMENT INC.

	By	/s/ Michael Pigott
Michael Pigott
General Counsel, Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Global Eagle Entertainment Inc. dated July 2, 2013